Exhibit 99.1

NRG Energy, Inc. Reports Full Year Results
and Reaffirms 2023 Guidance

• Reaffirming 2023 Adjusted EBITDA and FCFbG NRG standalone guidance
• Reported 2022 Full Year Net Income of $1.2 billion; lower than expected Adjusted EBITDA and FCFbG
• Closed Astoria land sale
• Vivint acquisition on track to close in the first quarter of 2023
• Providing enhanced disclosure on growth targets

Houston, TX - February 16, 2023 - NRG Energy, Inc. (NYSE: NRG) today reported full year 2022 Net Income of $1.2 billion, or $5.17 per diluted common share. Adjusted EBITDA for the full year 2022 was $1.8 billion, Net Cash Provided by Operating Activities was $0.4 billion, and Free Cash Flow Before Growth (FCFbG) was $0.6 billion.

“In 2022, NRG advanced many of our strategic priorities while also navigating a challenging business environment,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “Our core business is well-positioned for 2023, and I am confident in the value opportunity that essential home services represent for NRG and our customers.”

Consolidated Financial Results

	Three Months Ended		Twelve Months Ended
(In millions)	12/31/22	12/31/21	12/31/22	12/31/21
Net (Loss)/Income	$(1,095)	$(427)	$1,221	$2,187
Cash (Used)/Provided by Operating Activities	$(1,398)	$(1,362)	$360	$493
Adjusted EBITDA[a]	$435	$433	$1,754	$2,423
Free Cash Flow Before Growth Investments (FCFbG)	$274	$349	$568	$1,512
a Three and twelve months ended 12/31/2021 excludes Winter Storm Uri income/(loss) of $690 million and ($380) million, respectively. Three and twelve months ended 12/31/2022 excludes Winter Storm Uri income of $135 million.

Fourth quarter Net Loss was $1.1 billion, $668 million lower than the fourth quarter of 2021. This was driven by the higher recovery of Winter Storm Uri mitigants in the fourth quarter of 2021, higher unrealized mark-to-market losses on economic hedges in the fourth quarter of 2022 primarily in the East, due to large movements in natural gas and power prices, and the gain on 4.8 GW of fossil generation asset sales in December 2021. This was partially offset by lower impairment losses in the fourth quarter of 2022 and higher income tax benefits.
Fourth quarter 2022 and 2021 Cash Used by Operating Activities were ($1.4) billion, primarily driven by decreases in collateral deposits received in support of risk management activities as a result of large movements in natural gas and power prices.

Segment Results
Table 1: Net (Loss)/Income

(In millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/22	12/31/21	12/31/22	12/31/21
Texas	$215	$693	$1,265	$1,290
East	(1,759)	(1,213)	326	1,907
West/Services/Other[a]	449	93	(370)	(1,010)
Net (Loss)/Income	$(1,095)	$(427)	1,221	$2,187
a. Includes Corporate segment

Fourth quarter Net Loss in the East of ($1.8) billion in 2022 and ($1.2) billion in 2021 were primarily driven by unrealized mark-to-market losses on economic hedges due to large movements in natural gas and power prices.

Table 2: Adjusted EBITDA

(In millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/22	12/31/21	12/31/22	12/31/21
Texas	$200	$161	$821	$1,167
East	180	227	737	982
West/Services/Other[a]	55	45	196	274
Adjusted EBITDA[b]	$435	$433	1,754	$2,423
a. Includes Corporate Segment
b. Three and twelve months ended 12/31/2021 excludes Winter Storm Uri income/(loss) of $690 million and ($380) million, respectively. Three and twelve months ended 12/31/2022 excludes Winter Storm Uri income of $135 million.

Texas: Fourth quarter Adjusted EBITDA was $200 million, $39 million higher than the fourth quarter of 2021. This increase was primarily driven by partial settlements of insurance claims related to the W.A. Parish and Limestone extended outages and increased margin rates. This was partially offset by higher supply costs as a result of Winter Storm Elliott in December 2022, and higher ancillary charges.

East: Fourth quarter Adjusted EBITDA was $180 million, $47 million lower than the fourth quarter of 2021. This decrease was driven by the December 2021 4.8 GW asset sales, PJM asset retirements, and estimated capacity performance net impact resulting from Winter Storm Elliott.

West/Services/Other: Fourth quarter Adjusted EBITDA was $55 million, $10 million higher than the fourth quarter of 2021. This increase was driven by higher gross margin from Cottonwood, including a positive impact from capacity performance, and was partially offset by the 4.8 GW asset sales.

Liquidity and Capital Resources
Table 3: Corporate Liquidity

(In millions)	12/31/22	12/31/21
Cash and Cash Equivalents	$430	$250
Restricted Cash	40	15
Total	$470	$265
Total credit facility availability	2,324	2,421
Total Liquidity, excluding collateral received	$2,794	$2,686

As of December 31, 2022, NRG's cash was $430 million, and $2.3 billion was available under the Company’s credit facilities. Total liquidity was $2.8 billion, which was $108 million higher than December 31, 2021.

NRG Strategic Developments

Vivint Smart Home Acquisition
On December 6, 2022, NRG and Vivint Smart Home, Inc. (Vivint) announced the entry into a definitive agreement under which the Company will acquire Vivint, a smart home platform company, in an all-cash transaction. The acquisition accelerates the realization of NRG’s consumer-focused growth strategy and creates a leading essential home services platform fueled by market-leading brands, unparalleled insights, proprietary technologies, and complementary sales channels. The Company expects to achieve $100 million in cost synergies and $300 million in revenue synergies/growth through cross-selling, channel optimization, and continued base business growth by 2025.
The Company will pay $12 per share, or approximately $2.8 billion in cash, and expects to fund the acquisition using proceeds from newly issued debt and preferred equity, drawing on its Revolving Credit Facility and Receivables Securitization Facilities, and through cash on hand. Additionally, NRG increased its Revolving Credit Facility by $600 million in February 2023 to meet the additional liquidity requirements related to the acquisition. Close of the acquisition is targeted for the first quarter of 2023 and is subject to customary closing conditions.
In connection with the merger agreement, NRG entered into a commitment letter for a senior secured 364-day bridge term loan facility in a principal amount not to exceed $2.1 billion for the purposes of financing the Vivint acquisition, paying fees and expenses in connection with the acquisition, and certain other third-party payments in respect of arrangements of Vivint.

Sale of Astoria
On January 6, 2023, NRG closed on the sale of land and related assets from the Astoria site, within the East region of operations, for net proceeds of $209 million. As part of the transaction, NRG entered into an agreement to lease the land back for the purpose of operating the Astoria gas turbines through the planned April 30, 2023 retirement date. The operating lease agreement is expected to end six months after the facility's actual retirement date.

W.A. Parish Extended Outage
In May 2022, W.A. Parish Unit 8 came offline as a result of damage to the steam turbine/generator. Based on work completed to date, NRG is targeting to return the unit to service by the end of the second quarter of 2023. The Company is working with its insurers related to claims surrounding the outage and has received partial settlements in the fourth quarter of 2022.

Reaffirming 2023 Guidance
NRG is reaffirming its standalone Adjusted EBITDA and FCFbG guidance for 2023 as set forth below.

Table 4: 2023 Adjusted EBITDA, Cash Provided by Operating Activities, and FCFbG Guidance

2023
(In millions)	Guidance
Adjusted EBITDA[a]	$2,270 - $2,470
Cash Provided by Operating Activities	$1,780 - $1,980
FCFbG	$1,520 - $1,720
a. Non-GAAP financial measure; see Appendix Table A-8 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

Capital Allocation Update
As part of NRG’s long-term capital allocation plan, the return of capital to shareholders during the twelve months ending December 31, 2022 was comprised of the annual dividend of $1.40 per share, or $332 million, and share repurchases of $606 million at an average price of $40.50 per share, for a total amount of capital returned to shareholders of $938 million in 2022. The Company’s $1 billion share repurchase program began with $39 million of shares repurchased in December of 2021, resulting in $645 million of shares repurchased under that program to date. The program is expected to be completed in 2023, subject to availability of cash and full visibility of the achievement of the Company’s 2023 targeted credit metrics.

In 2023, the Company expects to use its excess free cash flow to fund the Vivint acquisition, reduce acquisition-related debt, and maintain its common stock dividend. In addition, NRG is targeting additional asset sales with projected proceeds, net of any required deleveraging, of $500 million during 2023. Following the completion of the Vivint acquisition, the Company plans to update 2023 capital allocation.

NRG is committed to maintaining a strong balance sheet and credit ratings, and remains focused on achieving investment grade credit metrics. The Company expects to achieve 2.50x to 2.75x corporate net debt to adjusted EBITDA by late 2025 or 2026, which will be primarily achieved through debt reduction and the realization of growth initiatives.

On January 20, 2023, NRG declared a quarterly dividend on the Company's common stock of $0.3775 per share, or $1.51 per share on an annualized basis. This dividend represents an 8% increase from the prior year, which is in line with the Company’s previously announced dividend growth rate target of 7% to 9% per year.

Earnings Conference Call
On February 16, 2023, NRG will host a conference call at 9:00 a.m. Eastern (8:00 a.m. Central) to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real-time.

About NRG
NRG Energy is a leading energy and home services company powered by people and our passion for a smarter, cleaner, and more connected future. A Fortune 500 company operating in the United States and Canada, NRG delivers innovative solutions that help people, organizations, and businesses achieve their goals while also advocating for competitive energy markets and customer choice. More information is available at www.nrg.com. Connect with NRG on Facebook and LinkedIn, and follow us on Twitter, @nrgenergy.

Forward-Looking Statements
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power and gas markets, the volatility of energy and fuel prices, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, our ability to execute our market operations strategy, unanticipated outages at our generation facilities, changes in government or market regulations, the condition of capital markets generally, our ability to access capital markets, failure to identify, execute or successfully implement acquisitions or asset sales, our ability to achieve our net debt targets, our ability to achieve or maintain investment grade credit metrics, the potential impact of COVID-19 or any other pandemic on the Company’s operations, financial position, risk exposure and liquidity, data privacy, cyberterrorism and inadequate cybersecurity, adverse results in current and future litigation, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our business efficiently, our ability to retain retail customers, the ability to successfully integrate businesses of acquired companies, including Direct Energy, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not an indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA, adjusted cash flow from operations and free cash flow guidance are estimates as of February 16, 2023. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:
Laura Avant	Brendan Mulhern
713.537.5437	609.524.4767

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
(In millions, except per share amounts)	2022	2021	2020
Revenues
Total revenues	$31,543	$26,989	$9,093
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	27,446	20,482	6,540
Depreciation and amortization	634	785	435
Impairment losses	206	544	75
Selling, general and administrative costs	1,228	1,293	810
Provision for credit losses	11	698	108
Acquisition-related transaction and integration costs	52	93	23
Total operating costs and expenses	29,577	23,895	7,991
Gain on sale of assets	52	247	3
Operating Income	2,018	3,341	1,105
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	6	17	17
Impairment losses on investments	—	—	(18)
Other income, net	56	63	67
Loss on debt extinguishment	—	(77)	(9)
Interest expense	(417)	(485)	(401)
Total other expense	(355)	(482)	(344)
Income Before Income Taxes	1,663	2,859	761
Income tax expense	442	672	251
Net Income	$1,221	$2,187	$510
Income Per Share
Weighted average number of common shares outstanding — basic	236	245	245
Income per Weighted Average Common Share — Basic	$5.17	$8.93	$2.08
Weighted average number of common shares outstanding — diluted	236	245	246
Income per Weighted Average Common Share — Diluted	$5.17	$8.93	$2.07

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Year Ended December 31,
(In millions)	2022	2021	2020
Net Income	$1,221	$2,187	$510
Other Comprehensive (Loss)/Income, net of tax
Foreign currency translation adjustments	(35)	(5)	8
Defined benefit plans	(16)	85	(22)
Other comprehensive (loss)/income	(51)	80	(14)
Comprehensive Income	$1,170	$2,267	$496

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
(In millions)	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$430	$250
Funds deposited by counterparties	1,708	845
Restricted cash	40	15
Accounts receivable, net	4,773	3,245
Uplift securitization proceeds receivable from ERCOT	—	689
Inventory	751	498
Derivative instruments	7,886	4,613
Cash collateral paid in support of energy risk management activities	260	291
Prepayments and other current assets	383	395
Total current assets	16,231	10,841
Property, plant and equipment, net	1,692	1,688
Other Assets
Equity investments in affiliates	133	157
Operating lease right-of-use assets, net	225	271
Goodwill	1,650	1,795
Intangible assets, net	2,132	2,511
Nuclear decommissioning trust fund	838	1,008
Derivative instruments	4,108	2,527
Deferred income taxes	1,881	2,155
Other non-current assets	256	229
Total other assets	11,223	10,653
Total Assets	$29,146	$23,182

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

	As of December 31,
(In millions, except share data)	2022	2021
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$63	$4
Current portion of operating lease liabilities	83	81
Accounts payable	3,643	2,274
Derivative instruments	6,195	3,387
Cash collateral received in support of energy risk management activities	1,708	845
Accrued expenses and other current liabilities	1,290	1,324
Total current liabilities	12,982	7,915
Other Liabilities
Long-term debt and finance leases	7,976	7,966
Non-current operating lease liabilities	180	236
Nuclear decommissioning reserve	340	321
Nuclear decommissioning trust liability	477	666
Derivative instruments	2,246	1,412
Deferred income taxes	134	73
Other non-current liabilities	983	993
Total other liabilities	12,336	11,667
Total Liabilities	25,318	19,582
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 423,897,001 and 423,547,174 shares issued; and 229,561,030 and 243,753,899 shares outstanding at December 31, 2022 and 2021, respectively	4	4
Additional paid-in capital	8,457	8,531
Retained earnings	1,408	464
Treasury stock, at cost; 194,335,971 and 179,793,275 shares at December 31, 2022 and 2021, respectively	(5,864)	(5,273)
Accumulated other comprehensive loss	(177)	(126)
Total Stockholders' Equity	3,828	3,600
Total Liabilities and Stockholders' Equity	$29,146	$23,182

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
(In millions)	2022	2021	2020
Cash Flows from Operating Activities
Net income	$1,221	$2,187	$510
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from and equity in earnings of unconsolidated affiliates	7	20	45
Depreciation and amortization	634	785	435
Accretion of asset retirement obligations	55	30	45
Provision for credit losses	11	698	108
Amortization of nuclear fuel	54	51	54
Amortization of financing costs and debt discounts	23	39	48
Loss on debt extinguishment	—	77	9
Amortization of in-the-money contracts and emission allowances	158	106	70
Amortization of unearned equity compensation	28	21	22
Net gain on sale of assets and disposal of assets	(102)	(261)	(23)
Impairment losses	206	544	93
Changes in derivative instruments	(3,221)	(3,626)	137
Changes in deferred income taxes and liability for uncertain tax benefits	382	604	228
Changes in collateral deposits in support of risk management activities	896	797	127
Changes in nuclear decommissioning trust liability	9	40	51
Oil lower of cost or market adjustment	—	—	29
Uplift securitization proceeds received/(receivable) from ERCOT	689	(689)	—
Cash (used)/provided by changes in other working capital, net of acquisition and disposition effects:
Accounts receivable - trade	(1,560)	(1,232)	—
Inventory	(252)	(61)	27
Prepayments and other current assets	17	31	4
Accounts payable	1,295	476	(56)
Accrued expenses and other current liabilities	(29)	(55)	(42)
Other assets and liabilities	(161)	(89)	(84)
Cash provided by operating activities	$360	$493	$1,837
Cash Flows from Investing Activities
Payments for acquisitions of assets, businesses and leases	$(62)	$(3,559)	$(284)
Capital expenditures	(367)	(269)	(230)
Net purchases of emissions allowances	(6)	—	(10)
Investments in nuclear decommissioning trust fund securities	(454)	(751)	(492)
Proceeds from sales of nuclear decommissioning trust fund securities	448	710	439
Proceeds from sale of assets, net of cash disposed and fees	109	830	81
Changes in investments in unconsolidated affiliates	—	—	2
Cash used by investing activities	$(332)	$(3,039)	$(494)

	For the Year Ended December 31,
(In millions)	2022	2021	2020
Cash Flows from Financing Activities
Net receipts/(payments) from settlement of acquired derivatives that include financing elements	$1,995	$938	$(7)
Payments for share repurchase activity	(606)	(48)	(229)
Payments of dividends to common stockholders	(332)	(319)	(295)
Proceeds from issuance of long-term debt	—	1,100	3,234
Payments for short and long-term debt	(5)	(1,861)	(335)
Payments for debt extinguishment costs	—	(65)	(5)
Payments of debt issuance costs	(9)	(18)	(75)
Repayments of Revolving Credit Facility	—	—	(83)
Proceeds from issuance of common stock	—	1	1
Purchase of and distributions to noncontrolling interests from subsidiaries	—	—	(2)
Cash provided/(used) by financing activities	$1,043	$(272)	$2,204
Effect of exchange rate changes on cash and cash equivalents	(3)	(2)	(2)
Net Increase/(Decrease) in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	1,068	(2,820)	3,545
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	1,110	3,930	385
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$2,178	$1,110	$3,930

Appendix Table A-1: Fourth Quarter 2022 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Net Income/(Loss)	$215	$(1,759)	$234	$215	$(1,095)
Plus:
Interest expense, net	(1)	(4)	8	71	74
Income tax	—	2	29	(328)	(297)
Depreciation and amortization	77	44	20	8	149
ARO Expense	33	2	—	—	35
Contract and emission credit amortization, net	—	28	7	—	35
EBITDA	324	(1,687)	298	(34)	(1,099)
Winter Storm Uri impact	(135)	—	—	—	(135)
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	5	—	5
Acquisition and divestiture integration and transaction costs	—	—	—	26	26
Deactivation costs	—	5	4	—	9
Gain on sale of assets	—	—	(2)	1	(1)
Other non recurring charges	(39)	5	—	(3)	(37)
Impairments	—	8	—	—	8
Mark-to-market for economic hedging activities, net	50	1,849	(240)	—	1,659
Adjusted EBITDA	$200	$180	$65	$(10)	$435

Fourth Quarter 2022 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Revenue[1]	2,200	4,191	1,305	5	7,701
Cost of fuel, purchased energy and other cost of sales[2]	1,595	3,803	1,139	6	6,543
Economic gross margin	605	388	166	(1)	1,158
Operations & maintenance and other cost of operations[3]	247	116	67	(1)	429
Selling, marketing, general and administrative	112	97	39	8	256
Provision for credit losses	(93)	(4)	5	—	(92)
Other	4	(1)	(10)	2	(5)
Winter Storm Uri impact	135	—	—	—	135
Adjusted EBITDA	$200	$180	$65	$(10)	$435
1 Excludes MtM gain of $165 million and contract amortization of $11 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes other non recurring charges of ($37) million, deactivation costs of $9 million and ARO expense of $35 million

The following table reconciles the Fourth Quarter 2022 condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.[2]	Adjusted EBITDA
Revenue	$7,855	$11	$(165)	$—	$—	$—	$7,701
Cost of operations (excluding depreciation and amortization shown below)[1]	8,391	(24)	(1,824)	—	—	—	6,543
Depreciation and Amortization	149	(149)	—	—	—	—	—
Gross margin	(685)	184	1,659	—	—	—	1,158
Operations & maintenance and other cost of operations	436	—	—	(9)	—	2	429
Selling, marketing, general & administrative	255	—	—	—	9	1	265
Provision for credit losses	(92)	—	—	—	126	—	34
Other	(189)	223	—	—	—	(39)	(5)
Net (Loss)/Income	$(1,095)	$(39)	$1,659	$9	$(135)	$36	$435
1 Excludes Operations & maintenance and other cost of operations of $436 million
2 Other adj. includes ARO expenses of $35 million, acquisition and divestiture integration and transaction costs of $26 million, impairments of $8 million, adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $5 million, other non recurring charges of ($37) million, and gain on sale of assets ($1) million

Appendix Table A-2: Fourth Quarter 2021 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Net Income/(Loss)	$693	$(1,213)	$(152)	$245	$(427)
Plus:
Interest expense, net	—	1	19	87	107
Income tax	—	1	(13)	(156)	(168)
Loss on debt extinguishment	—	—	—	20	20
Depreciation and amortization	87	99	22	8	216
ARO Expense	7	2	—	—	9
Contract and emission credit amortization, net	(2)	31	6	—	35
EBITDA	785	(1,079)	(118)	204	(208)
Winter Storm URI	(692)	—	—	2	(690)
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	17	—	17
Acquisition and divestiture integration and transaction costs	—	—	—	14	14
Deactivation costs	—	(6)	—	—	(6)
Gain on sale of assets	(19)	—	—	(211)	(230)
Other non recurring charges	5	1	(4)	(11)	(9)
Impairments	—	230	9	(1)	238
Mark-to-market for economic hedging activities, net	82	1,081	144	—	1,307
Adjusted EBITDA	$161	$227	$48	$(3)	$433

Fourth Quarter 2021 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Revenue[1]	1,930	4,076	1,117	(1)	7,122
Cost of fuel, purchased energy and other cost of sales[2]	739	3,610	956	1	5,306
Economic gross margin	1,191	466	161	(2)	1,816
Operations & maintenance and other cost of operations[3]	226	137	55	—	418
Selling, marketing, general & administrative[4]	138	102	67	13	320
Provision for credit losses	(22)	1	4	—	(17)
Other	(4)	(1)	(13)	(10)	(28)
Winter Storm Uri impact	692	—	—	(2)	690
Adjusted EBITDA	$161	$227	$48	$(3)	$433
1 Excludes MtM loss of $65 million and contract amortization of $11 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes ARO expense of $9 million, other non recurring charges of ($7) million and deactivation costs of ($6) million
4 Excludes acquisition and divestiture integration and transaction costs of $1 million

The following table reconciles the Fourth Quarter 2021 condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.[2]	Adjusted EBITDA
Revenue	$7,046	$11	$65	$—	$40	$—	$7,162
Cost of operations (excluding depreciation and amortization shown below)[1]	6,572	(24)	(1,242)	—	689	—	5,995
Depreciation and amortization	216	(216)	—	—	—	—	—
Gross margin	258	251	1,307	—	(649)	—	1,167
Operations & maintenance and other cost of operations	414	—	—	6	—	(2)	418
Selling, marketing, general & administrative	320	—	—	—	—	—	320
Provision for credit losses	(17)	—	—	—	41	—	24
Other	(32)	61	—	—	—	(57)	(28)
Net Income/(Loss)	$(427)	$190	$1,307	$(6)	$(690)	$59	$433
1 Excludes Operations & maintenance and other cost of operations of $414 million
2 Other adj. includes adjustment to reflect impairments of $238 million, loss on debt extinguishment $20 million, NRG share of adjusted EBITDA in unconsolidated affiliates of $17 million, acquisition and divestiture integration and transaction costs of $14 million, ARO expense of $9 million, gain on sale of assets of ($230) million and other non recurring charges of ($9) million

Appendix Table A-3: Full Year 2022 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Net Income/(Loss)	$1,265	$326	$480	$(850)	$1,221
Plus:
Interest expense, net	—	(9)	30	332	353
Income tax	—	1	57	384	442
Depreciation and amortization	310	208	85	31	634
ARO Expense	41	11	3	—	55
Contract and emission credit amortization, net	—	131	19	—	150
EBITDA	1,616	668	674	(103)	2,855
Winter Storm Uri impact	(135)	—	—	—	(135)
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	53	—	53
Acquisition and divestiture integration and transaction costs	—	—	—	58	58
Deactivation costs	—	21	5	—	26
Gain on sale of assets	(10)	—	(45)	3	(52)
Other non recurring charges	(37)	30	(11)	9	(9)
Impairments	—	206	—	—	206
Mark-to-market for economic hedging activities, net	(613)	(188)	(447)	—	(1,248)
Adjusted EBITDA	$821	$737	$229	$(33)	$1,754

Full Year 2022 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Revenue[1]	10,055	16,833	4,761	16	31,665
Cost of fuel, purchased energy and other cost of sales[2]	7,592	15,158	4,134	19	26,903
Economic gross margin	2,463	1,675	627	(3)	4,762
Operations & maintenance and other cost of operations[3]	987	485	233	(2)	1,703
Selling, marketing, general and administrative[4]	562	427	202	31	1,222
Provision for credit losses	(40)	28	23	—	11
Other	(2)	(2)	(60)	1	(63)
Winter Storm Uri impact	135	—	—	—	135
Adjusted EBITDA	$821	$737	$229	$(33)	$1,754
1 Excludes MtM loss of $83 million and contract amortization of $39 million
2 Includes TDSP expenses, capacity and emissions credits
3 Excludes ARO expense of $55 million, deactivation costs of $26 million, gain on sale of business of ($9) million and other non recurring charges of ($12) million
4 Excludes acquisition and divestiture integration and transaction costs of $6 million

The following table reconciles the Full Year 2022 condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.[2]	Adjusted EBITDA
Revenue	$31,543	$39	$83	$—	$—	$—	$31,665
Cost of operations (excluding depreciation and amortization shown below)[1]	25,683	(111)	1,331	—	—	—	26,903
Depreciation and amortization	634	(634)	—	—	—	—	—
Gross margin	5,226	784	(1,248)	—	—	—	4,762
Operations & maintenance and other cost of operations	1,763	—	—	(26)	—	(34)	1,703
Selling, marketing, general & administrative	1,228	—	—	—	9	(6)	1,231
Provision for credit losses	11	—	—	—	126	—	137
Other	1,003	(795)	—	—	—	(271)	(63)
Net Income/(Loss)	$1,221	$1,579	$(1,248)	$26	$(135)	$311	$1,754
1 Excludes Operations & maintenance and other cost of operations of $1,763 million
2 Includes adjustment to reflect impairments of $206 million, acquisition and divestiture integration and transaction costs of $58 million, ARO expense $55 million, NRG share of Adj EBITDA of $53 million, gain on sale of assets ($52) million and other non recurring charges of ($9) million

Appendix Table A-4: Full Year 2021 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Net Income/(Loss)	$1,290	$1,907	$88	$(1,098)	$2,187
Plus:
Interest expense, net	1	(1)	28	452	480
Income tax	—	—	19	653	672
Loss on debt extinguishment	—	—	—	77	77
Depreciation and amortization	336	333	88	28	785
ARO Expense	16	11	3	—	30
Contract and emission credit amortization, net	(2)	54	21	—	73
EBITDA	1,641	2,304	247	112	4,304
Winter Storm URI	520	(138)	(10)	8	380
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	1	—	72	—	73
Acquisition and divestiture integration and transaction costs	—	—	—	97	97
Legal Settlements	—	(15)	—	11	(4)
Deactivation costs	—	10	1	—	11
Gain on sale of assets	(19)	—	(17)	(211)	(247)
Other non recurring charges	9	1	(3)	(26)	(19)
Impairments	—	535	9	—	544
Mark-to-market for economic hedging activities, net	(985)	(1,715)	(16)	—	(2,716)
Adjusted EBITDA	$1,167	$982	$283	$(9)	$2,423

Full Year 2021 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/ Services/ Other	Corp/Elim	Total
Revenue[1]	$10,298	$13,139	$3,749	$(3)	$27,183
Cost of fuel, purchased energy and other cost of sales[2]	7,531	10,970	3,107	2	21,610
Economic gross margin	2,767	2,169	642	(5)	5,573
Operations & maintenance and other cost of operations[3]	882	559	233	(5)	1,669
Selling, marketing, general & administrative[4]	573	487	199	43	1,302
Provision for credit losses	678	8	12	—	698
Other	(13)	(5)	(95)	(26)	(139)
Winter Storm Uri	(520)	138	10	(8)	(380)
Adjusted EBITDA	$1,167	$982	$283	$(9)	$2,423
1 Excludes MtM loss of $164 million and contract amortization of $30 million
2 Includes TDSP expenses, capacity and emissions credits
3 Excludes ARO expense of $30 million, deactivation expense of $11 million, other non recurring charges of ($3) million and legal settlements of $2 million
4 Excludes acquisition and divestiture integration and transaction costs of $4 million, legal settlement of $2 million and other non recurring charges of ($14) million

The following table reconciles the Full Year 2021 condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.[2]	Adjusted EBITDA
Revenue	$26,989	$30	$164	$—	$(2,610)	$—	$24,573
Cost of operations (excluding depreciation and amortization shown below)[1]	18,773	(43)	2,880	—	(2,363)	—	19,247
Depreciation and amortization	785	(785)	—	—	—	—	—
Gross margin	7,431	858	(2,716)	—	(247)	—	5,326
Operations & maintenance and other cost of operations	1,709	—	—	(11)	(2)	(29)	1,667
Selling, marketing, general & administrative	1,293	—	—	—	(29)	9	1,273
Provision for credit losses	698	—	—	—	(596)	—	102
Other	1,544	(1,152)	—	—	—	(531)	(139)
Net Income/(Loss)	$2,187	$2,010	$(2,716)	$11	$380	$551	$2,423
1 Excludes Operations & maintenance and other cost of operations of $1,709 million
2 Other adj. includes adjustment to reflect impairments of $544 million, acquisition and divestiture integration and transaction costs of $97 million, loss on debt extinguishment $77 million, NRG share of adjusted EBITDA in unconsolidated affiliates of $73 million, ARO expense of $30 million, legal settlement of ($4)
million, gain on sale of assets of ($247) million and other non recurring charges of ($19) million

Appendix Table A-5: 2022 and 2021 Three Months Ended December 31 Free Cash Flow before Growth Investments (FCFbG)
The following table summarizes the calculation of Free Cash Flow before Growth providing a reconciliation to Cash used by Operating Activities:

	Three Months Ended
(In millions)	December 31, 2022	December 31, 2021
Adjusted EBITDA	$435	$433
Winter Storm Uri EBITDA	135	690
Interest payments	(66)	(95)
Income tax	(20)	(14)
Collateral / working capital / other	(1,882)	(2,376)
Cash used by Operating Activities	(1,398)	(1,362)
Winter Storm Uri:
Winter Storm Uri EBITDA	(135)	(690)
Securitization, C&I credits and remaining open accounts receivables	23	706
Net receipts from settlement of acquired derivatives that include financing elements	399	542
Acquisition and divestiture integration and transaction costs	26	14
Encina site improvement	1	5
Adjustment for change in collateral	1,425	1,173
Nuclear decommissioning trust liability	(8)	(5)
Effect of exchange rate changes on cash and cash equivalents	2	—
Adjusted Cash Flow from Operations	335	383
Maintenance Capital Expenditures, net	(61)	(34)
Free Cash Flow before Growth Investments (FCFbG)	$274	$349

Appendix Table A-6: 2022 and 2021 Twelve Months Ended December 31 Free Cash Flow before Growth Investments (FCFbG)
The following table summarizes the calculation of Free Cash Flow before Growth Investments providing a reconciliation to Cash Provided by Operating Activities:

	Twelve Months Ended
(In millions)	December 31, 2022	December 31, 2021
Adjusted EBITDA	$1,754	$2,423
Winter Storm Uri EBITDA	135	(380)
Interest payments, net	(320)	(428)
Income tax	(67)	(32)
Collateral / working capital / other	(1,142)	(1,090)
Cash Provided by Operating Activities	360	493
Winter Storm Uri:
Winter Storm Uri EBITDA	(135)	380
Securitization, C&I credits and remaining open accounts receivables	(585)	599
Net receipts from settlement of acquired derivatives that include financing elements	1,995	938
Acquisition and divestiture transaction and integration costs	58	97
Encina site improvement	12	21
GenOn Settlement	4	—
Adjustment for change in collateral	(896)	(797)
Nuclear decommissioning trust liability	(6)	(41)
Effect of exchange rate changes on cash and cash equivalents	(3)	—
Adjusted Cash Flow from Operations	804	1,690
Maintenance Capital Expenditures, net	(235)	(176)
Environmental Capital Expenditures	(1)	(2)
Free Cash Flow before Growth Investments (FCFbG)	$568	$1,512

Appendix Table A-7: Twelve Months Ended December 31, 2022 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity for the twelve months ending December 31, 2022:

($ in millions)	Twelve Months Ended December 31, 2022
Sources:
Adjusted Cash Flow from Operating Activities	$804
Uplift securitization proceeds received from ERCOT	689
Winter Storm Uri	31
Proceeds from sale of assets	109
Return of cash collateral paid	31
Uses:
Payments for share repurchase activity	(606)
Payments of dividends to common stockholders	(332)
Maintenance and Environmental capital expenditures, net	(236)
Growth Investment capital expenditures	(131)
Payments for acquisitions of businesses and assets, net of cash acquired	(62)
Decrease in availability of collective collateral facilities	(97)
Acquisition and divestiture integration and transaction costs	(58)
Encina site improvement	(12)
Debt issuance costs	(9)
GenOn Settlement	(4)
Net purchases of emission allowances	(6)
Other investing and financing	(3)
Change in Total Liquidity	$108

Appendix Table A-8: 2023 Adjusted EBITDA, Cash Provided by Operating Activities, and FCFbG Guidance
The following table summarizes the calculation of Adjusted EBITDA providing a reconciliation to Net Income, and the calculation of Free Cash Flow before Growth providing a reconciliation to Cash Provided by Operating Activities:

2023
($ in millions)	Guidance
Net Income[1]	$ 735 - 935
Interest expense, net	430
Income tax	310
Depreciation, amortization, contract amortization, and ARO Expense	700
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	15
Other costs[2]	80
Adjusted EBITDA	2,270 - 2,470
Interest payments, net	(375)
Income tax	(95)
Working capital / other assets and liabilities[3]	(20)
Cash Provided by Operating Activities	1,780 - 1,980
Adjustments: proceeds from investment and asset sales, collateral, GenOn pension, nuclear decommissioning trust liability	10
Adjusted Cash Flow from Operations	1,790 - 1,990
Maintenance capital expenditures, net[4]	(250) - (270)
Environmental capital expenditures	(10) - (15)
Free Cash Flow before Growth	$ 1,520 - 1,720
1 For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero
2 Includes deactivation costs and integration expenses
3 Insurance proceeds related to property damage claims previously included in Working capital / other assets and liabilities, currently included in Maintenance capital expenditures, net
4 Maintenance capital expenditures, net includes W.A. Parish Unit 8 and Limestone Unit 1 expected insurance recoveries related to property, plant and equipment

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.
EBITDA represents net income before interest expense (including loss on debt extinguishment), income taxes, depreciation and amortization, asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.
Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.
Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration, related restructuring costs, changes in the nuclear decommissioning trust liability, and the impact of extraordinary, unusual or non-recurring items. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors. The company excludes changes in the nuclear decommissioning trust liability as these amounts are offset by changes in the decommissioning fund shown in cash from investing.

Free Cash Flow before Growth Investments is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, dividends from preferred instruments treated as debt by ratings agencies, and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on Free Cash Flow before Growth Investments as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth Investment is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth Investment is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth Investment is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.